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                                    EXHIBIT 3

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D

Each of the undersigned hereby agrees that this Schedule 13D is, and any future amendment hereto may be, filed on its behalf in a single filing.

October 23, 2000

UNITED TECHNOLOGIES CORPORATION


By:  /s/ Ari Bousbib
     ------------------------------
     Name: Ari Bousbib
     Title: Vice President


SOLAR ACQUISITION CORP.


By:  /s/ Ari Bousbib
     ------------------------------
     Name: Ari Bousbib
     Title: President



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